Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marchex, Inc. (the “Company”) for the quarter ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Arends, as Principal Executive Officer for SEC reporting purposes of the Company, and Leila Kirske, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2021	By:	/s/ Michael A. Arends
	Name:	Michael A. Arends
	Title:	Co-CEO (Principal Executive Officer for SEC reporting purposes)

Date: August 12, 2021	By:	/s/ LEILA KIRSKE
	Name:	Leila Kirske
	Title:	Chief Financial Officer (Principal Financial Officer)